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Genta’s Programs in Blood Cancers Featured in Presentations at the Annual
Meeting of the American Society of Hematology

BERKELEY HEIGHTS, NJ – November 29, 2004 —Genta Incorporated (Nasdaq: GNTA) announced today that Genasense® (oblimersen sodium) Injection, the Company’s lead anticancer compound, and Ganite® (gallium nitrate injection) will be featured in several presentations at the annual meeting of the American Society of Hematology (ASH) in San Diego, CA from December 3-7, 2004. Investigators will discuss study results in a variety of hematological cancers, including chronic lymphocytic leukemia (CLL), non-Hodgkin’s lymphoma, acute myeloid leukemia, and multiple myeloma. Several other presentations related to the Company’s current programs for CLL will be discussed and are also noted. Highlighted presentations include the following:

  Friday, December 3, 2004; 8:00-11:00 a.m.
  Restoring Pathways of Apoptosis in Hematologic Malignancies: Exploring the Synergies, and Applications for Successful Therapies
  Meeting Chair: Dr. Julie Vose; Speakers: Dr. Francine Foss, Dr. Ruben Niesvizky, Lawrence Piro and Dr. John Rossi
  Saturday, December 4, 2004; 6:00-7:30 p.m., Abstract # 1477
  Randomized Multicenter Phase 3 Trial of High-Dose Dexamethasone (dex) with or without Oblimersen Sodium (G3139; Bcl-2 antisense; Genasense) for Patients with Advanced Multiple Myeloma (MM)
  Dr. Asher Chanan-Khan, Roswell Park Cancer Institute
  Saturday, December 4, 2004; 6:00-7:30 p.m., Abstract # 865
  Phase 2 Study of Oblimersen Sodium (G3139; Bcl-2 Antisense; Genasense®) plus Gemtuzumab Ozogamcin (Mylotarg®) in Elderly Patients with Relapsed Acute Leukemia
  Dr. Joseph Moore, Duke University Medical Center
  Saturday, December 4, 2004, 6:00-7:30 p.m., Abstract # 1398

  In Vivo Downregulation of Bcl-2 by G3139 Enhances Rituximab Anti-Tumor Activity: Effect of Sequential Versus Concurrent G3139 Administration on Survival in a Lymphoma-Bearing SCID Mouse Model
  Dr. Jeyanthi Ramanarayanan, Roswell Park Cancer Institute
  Saturday, December 4, 2004; 6:00-7:30 p.m., Abstract # 956
  Critical Molecular Studies to Strategically Plan Therapy in Chronic Lymphocytic Leukemia (CLL): Correlating Cellular Proteins with Defined Prognostic Patient Subsets and Their Response to Treatment
  Dr. Shinichi Kitada, The Burnham Institute
  Saturday, December 4, 2004; 6:00-7:30 p.m., Abstract # 1170
  Intracellular Levels of Oblimersen Sodium and Target Downregulation Correlate to Clinical Activity of Bcl-2 Antisense in Acute Myeloid Leukemia
  Dr. Guido Marcucci, The Comprehensive Cancer Center, Ohio State University
  Sunday, December 5, 2004; 6:00-7:30 p.m., Abstract # 2407
  A Phase I Trial of Oblimersen Sodium for Relapsed or Refractory Waldenstrom’s Macroglobulinemia
  Dr. Morie Gertz, Mayo Clinic, Rochester, NY
  Sunday, December 5, 2004; 6:00-7:30 p.m., Abstract # 2487
  Phase 2 Multicenter Trial of Gallium Nitrate in Patients with Advanced Non-Hodgkin’s Lymphoma
  Dr. Christopher R. Chitambar, Medical College of Wisconsin
  Sunday, December 5, 2004; 6:00-7:30 p.m., Abstract # 2400
  Phase II Trial of Oblimersen Sodium (G3139), Dexamethasone and Thalidomide in Relapsed Multiple Myeloma Patients
  Dr. Ashrof Badros, Greenebaum Cancer Center, University of Maryland
  Sunday, December 5, 2004; 6:00-7:30 p.m., Abstract # 2484
  Combined Targeting of the Proteasome and Bcl-2 Sensitizes Human B-Cell Lymphoma and Multiple Myeloma to Cyclophosphamide in In Vitro and In Vivo Models of These Diseases
  Dr. Owen O’Connor, Memorial Sloan Kettering Cancer Center
  Sunday, December 5, 2004; 6:00-7:30 p.m., Abstract # 2294
  Inhibition of Bcl-2 by Antisense Oligonucleotide and siRNA in Specimens from Patients with Waldenstrom’s Macroglobulinemia
  Dr. Gwen L. Nichols, Columbia University
  Monday, December 6, 2004; 11:15 a.m., Abstract # 338
  Phase 3 Randomized Trial of Fludarabine/Cyclophosphamide Chemotherapy with or without Oblimersen Sodium (Bcl-2 Antisense; Genasense; G3139) for Patients with Relapsed or Refractory Chronic Lymphocytic Leukemia
  Dr. Kanti Rai, Long Island Jewish Medical Center
  Monday, December 6, 2004; 1:30 p.m., Abstract # 475

  Fludarabine and Cyclophosphamide Produces a Higher Complete Response Rate and More Durable Remissions Than Fludarabine in Patients with Previously Untreated CLL: Intergroup Trial E2997
  Dr. Ian W. Flinn, Eastern Cooperative Oncology Group (ECOG)
  Abstract # 4827, published in Blood (Supplement)
  A Pilot Study of Genasense (Oblimersen Sodium, Bcl-2 Antisense Oligonucleotide), Fludarabine and Rituximab in Previously Treated and Untreated Subjects with Chronic Lymphocytic Leukemia
  Dr. Asher Chanan-Khan, Roswell Park Cancer Institute

About Genta

Genta Incorporated is a pharmaceutical company with a diversified product portfolio that is focused on delivering innovative products for the treatment of patients with cancer. The Company’s research platform is anchored by two major programs that center on oligonucleotides (RNA and DNA-based medicines) and small molecules. Genasense® (oblimersen sodium) Injection, the Company's lead compound from its oligonucleotide program, is currently undergoing late-stage, Phase 3 clinical testing. The leading drug in Genta’s small molecule program is Ganite® (gallium nitrate injection), which the Company is exclusively marketing in the U.S. for treatment of patients with cancer-related hypercalcemia that is resistant to hydration. For more information about Genta, please visit our website at: www.genta.com.

This press release contains forward-looking statements with respect to business conducted by Genta Incorporated. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially. For a discussion of those risks and uncertainties, please see the Company's Annual Report/Form 10-K for 2003.

SOURCE: Genta Incorporated